UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2021

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 High Street 28th Floor Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CATB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 28, 2021, Catabasis Pharmaceuticals, Inc., a Delaware corporation (“Catabasis” or the “Company”), acquired Quellis Biosciences, Inc., a Delaware corporation (“Quellis”), pursuant to that certain Agreement and Plan of Merger, dated January 28, 2021 (the “Merger Agreement”), by and among Catabasis, Cabo Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Catabasis (“First Merger Sub”), Cabo Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Catabasis (“Second Merger Sub”), and Quellis. Pursuant to the Merger Agreement, First Merger Sub merged with and into Quellis, pursuant to which Quellis was the surviving entity and became a wholly owned subsidiary of Catabasis (the “First Merger”). Immediately following the First Merger, Quellis merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (the “Second Merger,” together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, at the closing of the Merger, Catabasis issued to the stockholders of Quellis 3,332,669 shares of the common stock of Catabasis, par value $0.001 per share (the “Common Stock”), and 50,504 shares of newly designated Series X Preferred Stock (as described below). In addition, Catabasis will assume (i) outstanding Quellis stock options, which shall become options for Catabasis Common Stock, and (ii) a warrant exercisable for Quellis common stock, that will become a warrant to purchase 2,805 shares of Series X Preferred Stock at an exercise price of $341.70 per share, and 185,136 shares of Common Stock at an exercise price of $0.35 per share, which warrant is exercisable until December 14, 2030.

Reference is made to the discussion of the Series X Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Pursuant to the Merger Agreement, Catabasis has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series X Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”) and (ii) if necessary or appropriate, the approval of an amendment to the certificate of incorporation of Catabasis to authorize sufficient shares of Common Stock for the conversion of the Series X Preferred Stock issued pursuant to the Merger Agreement and the Purchase Agreement (as described below) and/or to effectuate a reverse stock split (the “Charter Amendment Proposal,” and together with the Conversion Proposal, the “Meeting Proposals”). In connection with these matters, Catabasis intends to file with the U.S. Securities and Exchange Commission (“SEC”) a proxy statement and other relevant soliciting and disclosure materials.

The Board of Directors of Catabasis (the “Board”) approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of the Catabasis stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Catabasis or Quellis. The Merger Agreement contains representations, warranties and covenants that Catabasis and Quellis made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Catabasis and Quellis and may be subject to important qualifications and limitations agreed to by Catabasis and Quellis in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between Catabasis and Quellis rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Catabasis’ public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, Catabasis and Quellis entered into stockholder support agreements (the “Support Agreements”) with Catabasis’ directors and certain of its officers. The Support Agreements provide that, among other things, each such director or officer has agreed to vote or cause to be voted all of the shares of Common Stock owned by him or her in favor of the Conversion Proposal and any Charter Amendment Proposal at the Catabasis stockholders’ meeting to be held in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, those individuals who will be serving as an officer or director of Catabasis immediately after the Merger and the directors and officers of Quellis immediately prior to the Merger entered into lock-up agreements with Catabasis, pursuant to which each stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock held by each such stockholder at the closing of the Merger, including those shares issued in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Stock Purchase Agreement

On January 28, 2021, Catabasis entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”). Pursuant to the Purchase Agreement, Catabasis agreed to sell an aggregate of approximately 35,573 shares of Series X Preferred Stock for an aggregate purchase price of approximately $110.0 million (collectively, the “Financing”). Subject to stockholder approval, each share of Series X Preferred Stock is convertible into 1,000 shares of Common Stock, as described below. The preferences, rights and limitations initially applicable to the Series X Preferred Stock are set forth in the Certificate of Designation (as described below).

Reference is made to the discussion of the Series X Preferred Stock issued in the Financing in Item 3.02 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

The closing of the Financing is expected to occur on February 1, 2021.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On the closing of the Financing, Catabasis intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Catabasis will prepare and file a resale registration statement with the SEC within 90 calendar days following the closing of the Financing (the “Filing Deadline”). Catabasis will use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement).

Catabasis will also agree, among other things, to indemnify the Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to Catabasis’ obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 28, 2021, Catabasis completed its acquisition of Quellis. The information contained in Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Quellis is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock and Series X Preferred Stock issued in the Merger and the Financing (collectively, the “Securities”) were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and/or Regulation D thereunder, in each case as transactions by an issuer not involving a public offering. Each of the former Quellis stockholders and the Investors is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends have been affixed to the Securities.

The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of Quellis.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 28, 2021, immediately prior to the effective time of the First Merger (the “Effective Time”), Burt Adelman resigned from the Board. The resignation was in connection with the Merger and was not due to any disagreement or dispute relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, on January 28, 2021, effective as of the Effective Time, the Board increased the size of the Board by one member, such that the number of directors that comprised the full Board was eight (8), and appointed Jonathan Violin and Fred Callori to the Board as directors. Dr. Violin will serve as a Class III director with a term expiring at the Company’s 2021 annual meeting of the stockholders of the Company and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Callori will serve as a Class I director with a term expiring at the Company’s 2022 annual meeting of the stockholders of the Company and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Jonathan Violin (Age 45). Dr. Violin is a co-founder of Quellis, and prior to the Merger, was its Treasurer and Secretary since December 2018 and President from December 2018 to December 2020. Dr. Violin has served as President and Chief Executive Officer of Viridian Therapeutics, Inc. (formerly, Miragen Therapeutics, Inc., “Viridian”), a publicly traded biotechnology company, since January 2021, and was previously President and Chief Operating Officer of Viridian, from October 2020 until January 2021. Dr. Violin co-founded Viridian Therapeutics, Inc., a privately held biotechnology company (which was acquired by Miragen Therapeutics, Inc.), leading its operations since its founding in 2020. Dr. Violin also co-founded Dianthus Therapeutics, Inc., a biotechnology company, in May 2019 and co-founded and helped lead Trevena Inc., a biotechnology company, in various roles from 2008 until November 2018, most recently as SVP, Scientific Affairs and Investor Relations Officer. Dr. Violin holds a Ph.D. from the Department of Pharmacology at the University of California, San Diego, a Master of Business Administration with a concentration in Health Sector Management from the Fuqua School of Business, and a Bachelor of Sciences in Chemical Pharmacology from Duke University.

Upon his appointment to the Board, Dr. Violin was appointed to the Science and Technology Committee of the Board.

Fred Callori (Age 53). Since September 2017, Mr. Callori has served as Senior Vice President, Corporate Development at Xontogeny, LLC, life sciences accelerator. Mr. Callori is also a partner in the Perceptive Xontogeny Venture Fund. Prior to Xontogeny and Perceptive, Mr. Callori was a partner in the Life Science and Emerging Companies practices of Choate, Hall & Stewart LLP. Mr. Callori holds a J.D. from Boston University School of Law and a B.A. in Economics from Binghamton University.

Upon his appointment to the Board, Mr. Callori was appointed to the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Consulting Agreement with Dr. Violin

Dr. Violin entered into a Consulting Agreement with Quellis dated December 26, 2017 (as amended, the “Consulting Agreement”), which became an obligation of Second Merger Sub upon the effectiveness of the Merger. Under the Consulting Agreement, Dr. Violin is entitled to payments of $4,167 per month for services related to the research, development, commercialization and manufacture of any antibody, protein or peptide to treat human disease by binding human plasma kallikrein. The Consulting Agreement expires on March 31, 2022, unless sooner terminated in accordance with its terms.

Indemnification Agreements

In connection with their appointment as directors, each of Dr. Violin and Mr. Callori entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on May 13, 2015.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2021, Catabasis filed a Certificate of Designation of Preferences, Rights and Limitations of the Series X Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation establishes the rights of the shares of Series X Convertible Preferred Stock, par value $0.001 per share (the “Series X Preferred Stock”), which is intended to have economic rights equivalent to the Common Stock, but has only limited voting rights.

Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Subject to stockholder approval of the Conversion Proposal, the Series X Preferred Stock is convertible into Common Stock at rate of 1,000 shares of Common Stock for every one share of Series X Preferred Stock that is converted. Except as otherwise required by law, the Series X Preferred Stock does not have voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, Catabasis will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X Preferred Stock, (ii) issue further shares of Series X Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing. Additionally, the approval of the holders of a majority of the Series X Preferred Stock is required for certain change of control transactions, provided that this approval right will terminate upon stockholder approval of the Conversion Proposal. The Series X Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Catabasis.

Following stockholder approval of the Conversion Proposal, (i) effective as of 5:00 p.m. (New York City time) on the fourth business day after the date on which such stockholder approval is received, each share of Series X Preferred Stock then outstanding automatically converts into 1,000 shares of Common Stock, and (ii) at any time thereafter at the option of the holder thereof, into 1,000 shares of Common Stock, in the case of each of (i) and (ii) subject to certain beneficial ownership limitations, including that a holder of Series X Preferred Stock is prohibited from converting shares of Series X Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 9.99% and thereafter adjusted by the holder between to a number between 4.99% and 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series X Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 29, 2021, Catabasis issued a press release announcing, among other things, the Merger and the execution of the Purchase Agreement and Catabasis made available a presentation to be used with investors to discuss the Merger and the Financing. Copies of the press release and the presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release and the presentation attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release and presentation attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Catabasis under the Securities Act of 1933, as amended.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about Company management’s future expectation and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements under applicable securities laws and regulations. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties regarding whether the Company will be able to recognize the anticipated benefits of the Merger, costs related to the Merger, the possibility that the Company or Quellis may be adversely affected by other economic, business, and/or competitive factors, and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2020, as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1* +	Agreement and Plan of Merger, dated January 28, 2021, by and among Catabasis Pharmaceuticals, Inc., Cabo Merger Sub I, Inc., Cabo Merger Sub II, LLC and Quellis Biosciences, Inc.

3.1	Certificate of Designation of Series X Convertible Preferred Stock

10.1+	Stock Purchase Agreement, dated as of January 28, 2021, by and among Catabasis Pharmaceuticals, Inc. and each purchaser identified on Annex A thereto

10.2	Form of Registration Rights Agreement, by and among Catabasis Pharmaceuticals, Inc. and certain purchasers named therein

99.1	Press Release of Catabasis Pharmaceuticals, Inc., dated January 29, 2021

99.2	Presentation for investor conference call held by Catabasis Pharmaceuticals, Inc. on January 29, 2021

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the U.S. Securities and Exchange Commission (the “SEC”); provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found on page iii of Exhibit 2.1.

(+)	Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: January 29, 2021	By:	/s/ Ben Harshbarger
Ben Harshbarger SVP, General Counsel